UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2005

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27725	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Molecular Imaging Corporation (the “Company”) has six leases with GE Healthcare Financial Services, Inc. (“GE”) for mobile imaging equipment. As previously reported, the Company has been in negotiations with GE to restructure or refinance these equipment leases. As part of these negotiations, in May 2005, the Company voluntary returned to GE two of the mobile imaging units. The return of these two units had little or no negative impact on the Company’s revenue levels. The Company and GE have been unable to reach mutually agreeable terms for restructuring or refinancing the remaining equipment leases. On August 2, 2005, the Company received notice from GE that it did not accept the Company’s lease restructuring proposal. The notice from GE also requested the return of the remaining four imaging units. The Company and GE are working together to structure the return of the equipment in an orderly manner so as to minimize any adverse impact to the patients and customers being serviced with this equipment.

During the last fiscal year, the Company derived approximately 24% of its total revenues from the six imaging units leased from GE. The Company intends to minimize the adverse patient impact and loss of future revenues from the return of the GE-leased equipment by servicing its customers with its other imaging equipment or obtaining additional imaging equipment. There can be no assurances, however, that the Company will be able to minimize the loss of future revenues from customer accounts currently being serviced with the GE-leased equipment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: August 8, 2005	By:	/s/ Dennis M. Mulroy
Dennis M. Mulroy, Chief Financial Officer